Exhibit 99.1

TransMedics Reports Second Quarter 2021 Financial Results

Andover, Mass. – August 5, 2021 – TransMedics Group, Inc. (“TransMedics”) (Nasdaq: TMDX), a medical technology company that is transforming organ transplant therapy for patients with end-stage lung, heart, and liver failure, today reported financial results for the quarter ended June 30, 2021.

Recent Highlights

•	Net revenue of $8.2 million in the second quarter of 2021, representing a 141% increase compared to the second quarter of 2020
•	Announced positive FDA advisory committee vote for OCS Liver System
•	Received FDA 510(k) clearance of the OCS Lung Solution for use in lung transplants using cold storage techniques
•	OCS Liver PROTECT Trial results presented and recognized as the winner of The People's Choice Award for Most Impactful Presentation at the American Transplant Congress

“Over the last several months we achieved significant milestones towards having our three OCS products FDA-approved and commercially available in the US before year end,” said Waleed Hassanein, MD, President and Chief Executive Officer. “We remain confident in our long-term outlook and in our unique ability to transform organ transplantation globally.”

Second Quarter 2021 Financial Results

Net revenue for the second quarter of 2021 was $8.2 million, a 141% increase compared to $3.4 million in the second quarter of 2020. The increase was predominantly a result of stronger sales of OCS Lung and Heart disposable sets in the United States and internationally as transplants recovered from the COVID-19 impacted second quarter of 2020.

Gross margin for the second quarter of 2021 was 68% as compared to 56% in the second quarter of 2020.

Operating expenses for the second quarter of 2021 were $15.5 million compared to $9.8 million in the second quarter of 2020. The increase in operating expense was driven by increased investment in our National OCS Program, stock compensation expense, and expenses associated with preparing for two FDA advisory committee panels.

Net loss for the second quarter of 2021 was $10.7 million compared to $8.5 million in the second quarter of 2020.

Cash, cash equivalents and marketable securities were $112.2 million as of June 30, 2021.

Exhibit 99.1

Webcast and Conference Call Details

The TransMedics management team will host a conference call beginning at 4:30 p.m. ET / 1:30 p.m. PT on Thursday, August 5, 2021. Investors interested in listening to the conference call may do so by dialing (833) 378-1026 for domestic callers or (236) 712-2500 for international callers, followed by Conference ID: 9861546. A live and archived webcast of the event will be available on the “Investors” section of the TransMedics website at www.transmedics.com.

About TransMedics Group, Inc.

TransMedics is the world’s leader in portable extracorporeal warm perfusion and assessment of donor organs for transplantation. Headquartered in Andover, Massachusetts, the company was founded to address the unmet need for more and better organs for transplantation and has developed technologies to preserve organ quality, assess organ viability prior to transplant, and potentially increase the utilization of donor organs for the treatment of end-stage heart, lung, and liver failure.

Forward-Looking Statements

This press release contains forward-looking statements with respect to, among other things, our operations and financial performance and expected timing of regulatory approvals for our OCS products. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in or implied by any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Some of the key factors that could cause actual results to differ include: that we continue to incur losses; our need to raise additional funding; our existing and any future indebtedness, including our ability to comply with affirmative and negative covenants under our credit agreement to which we will remain subject to until maturity, and our ability to obtain additional financing on favorable terms or at all; the fluctuation of our financial results from quarter to quarter; our ability to use net operating losses and research and development credit carryforwards; our dependence on the success of the OCS; the rate and degree of market acceptance of the OCS; our ability to educate patients, surgeons, transplant centers and private payors of benefits offered by the OCS; the impact of the outbreak of the novel strain of coronavirus and associated containment and remediation efforts; our ability to improve the OCS platform; our dependence on a limited number of customers for a significant portion of our net revenue; the timing of and our ability to obtain and maintain regulatory approvals or clearances for our OCS products; our ability to adequately respond to FDA follow-up inquiries in a timely manner; the performance of our third-party suppliers and manufacturers; the timing or results of clinical trials for the OCS; our manufacturing, sales, marketing and clinical support capabilities and strategy; attacks against our information technology infrastructure; the economic, political and other risks associated with our foreign operations; our ability to attract and retain key personnel; our ability to protect, defend, maintain and enforce our intellectual property rights relating to the OCS and avoid allegations that our products infringe, misappropriate or otherwise violate the intellectual property rights of third parties; our ability to

Exhibit 99.1

obtain and maintain regulatory approvals or clearance for our OCS products; the pricing of the OCS, as well as the reimbursement coverage for the OCS in the United States and internationally; and the risks identified under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2020, our quarterly reports on Form 10-Q, and in any subsequent filings with the Securities and Exchange Commission ("SEC"). Additional information will be made available by our annual and quarterly reports and other filings that we make from time to time with the SEC. These forward-looking statements speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Investor Contact:

Brian Johnston

631-807-1986

Investors@transmedics.com

Exhibit 99.1

TransMedics Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net revenue	$8,171	$3,391	$15,224	$10,921
Cost of revenue	2,582	1,482	4,824	4,152
Gross profit	5,589	1,909	10,400	6,769
Gross Margin	68%	56%	68%	62%
Operating expenses:
Research, development and clinical trials	6,295	3,903	10,827	10,128
Selling, general and administrative	9,162	5,867	15,948	12,519
Total operating expenses	15,457	9,770	26,775	22,647
Loss from operations	(9,868)	(7,861)	(16,375)	(15,878)
Other income (expense):
Interest expense	(965)	(1,001)	(1,917)	(2,043)
Other income (expense), net	171	371	(283)	588
Total other expense, net	(794)	(630)	(2,200)	(1,455)
Loss before income taxes	(10,662)	(8,491)	(18,575)	(17,333)
Provision for income taxes	(6)	(6)	(10)	(16)
Net loss	$(10,668)	$(8,497)	$(18,585)	$(17,349)
Net loss per share attributable to common stockholders, basic and diluted	$(0.39)	$(0.36)	$(0.68)	$(0.78)
Weighted average common shares outstanding, basic and diluted	27,620,764	23,330,918	27,495,125	22,259,047

* Reconciliation of Gross to Net revenue for certain payments made to customers (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Gross revenue from sales to customers	$8,667	$3,923	$16,304	$12,166
Less: clinical trial payments reducing revenue	496	532	1,080	1,245
Total net revenue	$8,171	$3,391	$15,224	$10,921

Exhibit 99.1

TransMedics Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$25,314	$24,581
Marketable securities	86,935	101,061
Accounts receivable	6,271	6,864
Inventory	13,007	11,934
Prepaid expenses and other current assets	3,525	2,326
Total current assets	135,052	146,766
Property and equipment, net	4,954	4,754
Restricted cash and other long-term assets	506	506
Total assets	$140,512	$152,026
Current liabilities:
Accounts payable	$2,389	$1,206
Accrued expenses and other current liabilities	12,100	10,317
Deferred revenue	473	263
Current portion of deferred rent	117	93
Total current liabilities	15,079	11,879
Long-term debt, net of discount	34,921	34,657
Deferred rent, net of current portion	1,529	1,599
Total liabilities	51,529	48,135
Total stockholders' equity	88,983	103,891
Total liabilities and stockholders' equity	$140,512	$152,026